UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2022

NewAge, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-38014	27-2432263
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7158 S. FL Smidth Dr., Suite 250, Midvale, UT 84047
(Address of principal executive offices) (Zip Code)

(801) 813-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NBEV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 16, 2022, NewAge, Inc. (the “Company”) filed a Notification of Late Filing on Form 12b-25 indicating that the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) would be delayed. In addition on March 31, 2022, the Company filed a Current Report on Form 8-K indicating that the Company would be unable to file the Annual Report within the 15-calendar-day extension period provided under Rule 12b-25 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result thereof, the Company expected to receive a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating non-compliance with continued listing standards. On April 1, 2022, the Company received the expected letter from Nasdaq stating that, as a result of the Company’s delay in filing the Annual Report, the Company is not in compliance with the timely filing requirement for continued listing under Nasdaq Listing Rule 5250(c)(1). The notification letter has no immediate effect on the listing or trading of the Company’s common stock on The Nasdaq Capital Market.

Nasdaq indicated that the Company must submit a plan of compliance (the “Plan”) within 60 calendar days, or no later than May 31, 2022, addressing how it intends to regain compliance with Nasdaq’s listing rules and, if Nasdaq accepts the Plan, it may grant an extension of up to 180 calendar days from the original filing due date of the Annual Report, or until September 27, 2022, to regain compliance.

The Company’s management intends to file the Annual Report as soon as practicable; however, no assurance can be given as to the definitive date on which the Annual Report will be filed.

Item 7.01 Regulation FD Disclosure.

On April 4, 2022, the Company issued a press release announcing the Company’s receipt of the Nasdaq notification letter referenced above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to the Company’s management. Forward-looking statements include statements regarding the Company’s ability to file its Annual Report for the year ended December 31, 2021. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms. The Company’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks and uncertainties including those described in more detail in the Company’s most recent Annual Report on Form 10-K and other documents on file with the Securities and Exchange Commission (“SEC”), each of which can be found on the SEC’s website, www.sec.gov, or the investor relations portion of the Company’s website, investors.newagegroup.com. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 4, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWAGE, INC.

Date: April 4, 2022	By:	/s/ Ed Brennan
Ed Brennan Interim Chief Executive Officer